EXHIBIT 31
                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER
                      PURSUANT TO RULE 13A-14(A)/15D-14(A)


I, Thomas B. Wilson, Chief Executive Officer and Acting Chief Financial Officer, certify that:

     1.   I  have  reviewed  this  annual  report  on  Form 10-K of Equus Gaming
          Company  L.P.  for  the  year  ended  December  31,  2001;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Date: October 14, 2004


                                      /s/ Thomas B. Wilson
                                      ------------------------------------------
                                      Thomas B. Wilson, Chief Executive
                                      Officer and Acting Chief Financial Officer


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